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                                  EXHIBIT 24.2
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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS
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The Board of Directors
Tandem Computers Incorporated

    We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Tandem Computers Incorporated Employee Stock Purchase Plan of our report dated October 24, 1995, with respect to the consolidated financial statements and schedule of Tandem Computers Incorporated included in its Annual Report (Form 10-K) for the year ended September 30, 1995, filed with the Securities and Exchange Commission.



                                         /s/ Ernst & Young LLP

San Jose, California
November 27, 1996